SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

GREENE COUNTY BANCORP, INC.
(Exact name of registrant as specified in its charter)

   Federal                        0-25165                                  14-1809721
(State or other jurisdiction of incorporation)     (Commission File No.)          (IRS Employer Identification No.)

302 Main Street, Catskill NY                                                                            12414
(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(a)      Not Applicable.

(b)        Not Applicable.

(c)        Exhibits.

Exhibit No.               Description

      99             Press release dated May 4, 2004

Item 12.    Disclosure of Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

On May 4, 2004, Greene County Bancorp, Inc. (the "Company") announced its earnings for the three and nine months ended March 31, 2004. A copy of the press release dated May 4, 2004, describing earnings for such periods is attached as Exhibit 99 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: May 4, 2004                                                       By: /s/ J. Bruce Whittaker
                                                                             J. Bruce Whittaker
                  President and Chief Executive Officer

Exhibit 99

Greene County Bancorp, Inc.
Quarter and Nine Months’ Earnings

Catskill, N.Y. -- (BUSINESS WIRE) – May 4, 2004-- Greene County Bancorp, Inc. (the "Company") (NASDAQ: GCBC), the holding company for The Bank of Greene County (the "Bank"), today reported net income for the quarter and nine months ended March 31, 2004. Net income for the nine months ended March 31, 2004 amounted to $2,175,000 or $1.09 per basic and $1.06 per diluted share as compared to $1,699,000 or $0.86 per basic and $0.84 per diluted share for the nine months ended March 31, 2003, an increase of $476,000 or 28.0%. Net income for the quarter ended March 31, 2004 amounted to $734,000 or $0.37 per basic and $0.36 per diluted shared compared to $514,000 or $0.26 per basic and $0.25 per diluted share for the quarter ended March 31, 2003, an increase of $220,000 or 42.8%.

Improvement in net interest income and noninterest income continued to outpace increases in noninterest expense positively impacting net income. Net interest income increased to $2.6 million and $7.5 million, respectively for the three and nine months ended March 31, 2004 from $2.2 million and $6.5 million, respectively for the three and nine months ended March 31, 2003, an increase of $0.4 million or 18.2% and $1.0 million or 15.4%. The improvement in net interest income resulted from increased net interest rate spread and margin when comparing both the nine month and quarterly periods ended March 31, 2004 and 2003. Noninterest income increased to $709,000 and $2.0 million, respectively for the three and nine months ended March 31, 2004 as compared to $600,000 and $1.8 million, respectively for the three and nine months ended March 31, 2004, an increase of $109,000 or 18.2% and $0.2 million or 11.1%. Noninterest expense increased to $2.2 million and $6.2 million, respectively for the three and nine months ended March 31, 2004 as compared to $2.0 million and $5.7 million, respectively for the three and nine months ended March 31, 2003, an increase of $0.2 million or 10.0% and $0.5 million or 8.8%.

Management is enthusiastic about several major projects taking place this fiscal year and next. The Bank recently began offering investment products and services through Essex Corp’s "Investors Market Place". This, and the anticipated May opening of the new limited purpose commercial bank subsidiary for the purpose of serving our local municipalities, and the announcement of the proposed relocation of the Cairo and Coxsackie branches to new larger facilities to meet customer demand, should all serve to further enhance our increased deposit market share. Enhancements to the data processing environment of the Bank and website are also in process. When the advanced website is rolled out, customers will have even greater flexibility with their accounts such as paying bills on-line. All of these changes are to ensure the Bank continues to offer superior customer service which has been the basis for our success as a community oriented bank.

Headquartered in Catskill, New York, the Company provides full-service community based banking in its six branch offices located in Catskill, Cairo, Coxsackie, Greenville, Tannersville, and Westerlo. Customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through its web site at http://www.thebankofgreenecounty.com.

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services.

	As of March 31, 2004	As of June 30, 2003

Assets
Cash and cash equivalents	$23,061,238	$16,918,266
Investment securities, at fair value	99,053,500	99,831,070
Federal Home Loan Bank stock, at cost	1,360,600	1,360,600
Gross loans receivable	145,466,512	133,711,021
Less: Allowance for loan losses	(1,233,080)	(1,163,825)
Less: Unearned origination fees and costs, net	(303,816)	(337,122)

Net loans receivable	143,929,616	132,210,074
Premises and equipment	5,303,148	4,697,653
Accrued interest receivable	1,524,941	1,573,825
Prepaid expenses and other assets	381,787	318,495
Other real estate owned	---	55,125

Total assets	$274,614,830	$256,965,108

Liabilities and shareholders’ equity
Noninterest bearing deposits	$31,559,404	$25,443,349
Interest bearing deposits	199,381,685	192,601,576

Total deposits	230,941,089	218,044,925
FHLB borrowing	12,000,000	8,000,000
Accrued interest and other liabilities	1,261,789	1,722,294
Accrued income taxes	226,961	73,024

Total liabilities	244,429,839	227,840,243
Total shareholders’ equity	30,184,991	29,124,865

Total liabilities and shareholders’ equity	$274,614,830	$256,965,108

Common shares outstanding	2,053,403	2,041,543

	At and for the	At and for the	At and For the	At and For the
	Nine Months	Nine Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003

Interest income	$10,015,896	$9,803,753	$3,414,467	$3,261,154
Interest expense	2,544,583	3,328,734	818,730	1,042,162
Net interest income	7,471,313	6,475,019	2,595,737	2,218,992
Provision for loan loss	75,000	105,000	30,000	75,000
Non-interest income	2,034,964	1,831,051	709,202	600,407
Non-interest expense	6,246,637	5,719,281	2,174,048	1,977,363
Income before taxes	3,184,640	2,481,789	1,100,891	767,036
Tax provision	1,009,200	782,900	367,100	253,000
Net Income	$2,175,440	$1,698,889	$733,791	$514,036

Basic EPS	$1.09	$0.86	$0.37	$0.26
Weighted average shares outstanding	2,004,078	1,978,535	2,008,667	1,982,123

Diluted EPS	$1.06	$0.84	$0.36	$0.25
Weighted average diluted shares outstanding	2,060,977	2,033,029	2,066,389	2,038,278

Selected Financial Ratios

Return on average assets	1.09%	0.97%	1.08%	0.87%
Return on average equity	9.97%	8.28%	9.87%	7.35%
Net interest rate spread	3.88%	3.77%	4.01%	3.80%
Net interest margin	3.97%	3.92%	4.09%	3.95%
Non-performing assets to total assets	0.15%	0.15%
Non-performing loans to total loans	0.28%	0.23%
Allowance for loan loss to non-performing loans	299.34%	360.49%
Allowance for loan loss to net loans	0.86%	0.85%
Shareholders’ equity to total assets	10.99%	11.56%
Book value per share	$15.00	$14.16

Contact:  J. Bruce Whittaker, President and CEO or Michelle Plummer, CFO and Treasurer
Phone: 518-943-2600